Exhibit  99.1


                                     Q Comm
                                 International


     Q Comm International Reports Fourth Quarter and Full Year 2004 Results

Orem, UT - March 30, 2005 - Q Comm International, Inc. (Amex: QMM; QMM.WS), a provider of prepaid transaction processing and electronic point-of-sale (POS) distribution solutions, today announced fourth quarter and full year 2004 financial results.

Highlights for the fourth quarter of 2004 relative to the same quarter last year were as follows:
--   Total revenues increased 72% to $12.5 million
-- Loss from operations of $3.2 million, including $2.2 million of one time expenses.

Highlights for fiscal 2004 compared to fiscal 2003 were as follows:
--   Total revenues increased approximately 59% to $40.1 million
--   Gross profit increased 66% to $10.6 million
--   Active terminals increased 104% to 2,325 units
--   Revenue per active terminal increased 17% to $68
-- Net loss increased to $6.5 million or $1.51 per share, from $5.7 million, or $2.12 per share

Michael Keough, President and Chief Executive Officer of Q Comm International stated, "In the fourth quarter and throughout 2004, our strong revenue performance was primarily due to a significant increase in activated broker terminals, as well as increased average revenue per activated terminal. We also made investments in our sales and administrative infrastructure which will impact financial results in the short term, but will also support our continued expansion for the foreseeable future."

Fourth Quarter Financial Results
Revenue for the fourth quarter was $12.5 million, an increase of 72%, compared to $7.2 million in the fourth quarter of 2003. Loss from operations was $3.2 million, compared to a loss from operations of $1.3 million in the prior year period. The loss from operations in the fourth quarter of 2004 includes approximately $2.2 million of costs related to carrying value adjustments of certain assets, including accounts receivable and terminals from a broker that ceased operations during 2004, expired PIN inventory for a previously utilized payment platform, and an asset impairment charge related to the purchase of Point de Vente (PDV) in July 2004. Included in the $2.2 million is a $1.0 million reserve for loss on a receivable from a supplier due to deactivated PINs received in the fourth quarter of 2004. The supplier has accepted responsibility for the deactivated product and is making good faith efforts to reimburse the company. However, there is no assurance of repayment, and management has decided to record a reserve against the amount. The Company's net loss increased to $3.4 million, or $0.72 per share, compared to $2.2 million, or $0.56 per share, in the prior year period.

Fiscal 2004 Financial Results
Revenue for fiscal 2004 was $40.1 million, an increase of 59% compared to $25.7 million in fiscal 2003. Higher transaction volume due to increased activated terminals, as well as higher average revenue per activated terminal, drove revenue performance in 2004. Gross profit increased 66% to $10.6 million from $6.4 million in 2003, with gross margins increasing 110 basis points to 25.9% from 24.8% a year ago. Margins after accounting for commissions and fees paid to the brokers and retailers increased 110 basis points to 3.5% in 2004 from 2.4% for the comparable period in 2003. The Company's operating loss in 2004 was $5.9 million compared to $3.1 million in 2003. This reflects a 75% increase in operating expenses due to higher SG&A, depreciation costs associated with an increased number of terminals in service, and higher amortization of software development costs during the year. Also adding to the increased operating expenses were the $2.2 million of one time expenses in the fourth quarter, as described above. Other expense decreased substantially to $0.5 million from $2.6 million in 2003, reflecting less interest expense in 2004 versus 2003. In 2003, $2.4 million of other expense was in the form of amortization of discount on debt instruments and therefore does not represent an amount paid in cash. Net loss for 2004 increased to $6.5 million, or $1.51 per share, from $5.7 million, or $2.12 per share, in 2003.

Balance Sheet
As of December 31, 2004, the Company had cash of $1.7 million and working capital of approximately $2.6 million. Current cash balances and operating cash flow are expected to provide the Company with sufficient resources to meet its existing obligations, currently planned capital expenditure requirements, and funding for internal growth initiatives.

Recent Announcements

During the first quarter of 2005, Q Comm:
   - Announced a contract with Leap Wireless International, Inc. to install the q xpress 200 in over 1,000 locations nationwide. Q Comm's contract with Cricket supports its new Jump(TM) by Cricket(R) prepaid mobile phone platform, and includes customized q xpress 200 POS terminals and thermal cards unique to the Cricket(R) brand.
   - Announced a contract with The Big Apple Food Stores to install the q xpress 200 POS terminal in all 90 Big Apple convenience stores and gas stations throughout Maine and New Hampshire.
   - Continued strengthening its sales and administrative infrastructure and hired a new vice president of business development, as well as additional sales personnel.
   - Announced that Tripoint Payment Systems will utilize the Company's prepaid transaction processing platform for prepaid services in the Bahamas.

During the fourth quarter of 2004, Q Comm:
   - Commenced a referral agreement with the McLane Company whereby McLane will receive referral commissions for McLane accounts that implement and sell Q Comm services.
   - Entered into a manufacturing relationship with Shera Technology, which allows the Company to purchase terminals at a lower cost.
   - Expanded its broker relationships to include Business Payment Systems, which markets Q Comm to merchant customers running the VeriFone Omni 3750 terminal, and to include Jarms LLC, which markets the Get-A-Phone home dial tone service in Texas.

Guidance
Q Comm is updating existing breakeven guidance to reflect the Company's outlook as of December 31, 2004. The Company expects a cash flow break even point at approximately 6,000-7,000 activated broker units in the U.S.

Q Comm is also initiating revenue guidance for the first quarter of 2005. The Company expects revenue for the first quarter of 2005 to be between $14.0 million and $15.0 million.

Conference Call
A conference call to discuss financial results will be held at 5:00 pm ET today. Listeners may access the call by dialing 1-800-289-0572 or 1-913-981-5543. A replay of the call is available by dialing 1-888-203-1112 or 1-719-457-0820, password 1207481.


ABOUT Q COMM INTERNATIONAL:
Q Comm International is a prepaid transaction processor that electronically distributes prepaid products from service providers to the point of sale. Q Comm offers proprietary prepaid transaction processing platforms, support of various point-of-sale (POS) terminals, product management, merchandising, customer support and engineering. Q Comm systems replace traditional hard cards (also known as scratch cards or voucher) that are costly to distribute, and provide more comprehensive reporting and inventory management among other benefits. Q Comm's solutions are currently used by wireless carriers or mobile operators, telecom distributors, and various retailers to sell a wide range of prepaid products and services including prepaid wireless or prepaid mobile, prepaid phone cards, prepaid dial tone and prepaid bank cards, such as prepaid MasterCard. Visit www.qcomm.com for more information.

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The economic, competitive, governmental, technological and other factors identified in the Company's filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2004, may cause actual results or events to differ materially from those described in the forward looking statements in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Contact Information:
Investor Relations
Q Comm International, Inc.
                             +1 (801) 226-4222 x6090

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                                                    December 31,
                                                                        2004
                                                                    ------------
                                     ASSETS
Current Assets:
  Cash in bank                                                     $  1,698,052
  Trade accounts receivable, net                                        895,388
  Other receivables                                                      61,434
  Inventory, net                                                      1,081,637
  Prepaid expenses                                                      156,375
                                                                   ------------
     Total Current Assets                                             3,892,886
                                                                   ------------
 Property and Equipment, net                                          4,382,953

Other Assets:
  Restricted cash                                                       510,692
  Capitalized software development costs, net                         1,052,344
  Goodwill, net                                                         144,580
  Deposits                                                              316,386
                                                                   ------------
     Total Other Assets                                               2,024,002
                                                                   ------------
     Total Assets                                                  $ 10,299,841
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                 $  1,525,634
  Accrued expenses                                                      281,302
  Capital lease obligations - current portion                           490,374
                                                                   ------------
     Total Current Liabilities                                        2,297,310

Long-term Obligations:
Capital Lease Obligations                                               382,745
                                                                   ------------
     Total Liabilities                                                2,680,055
                                                                   ------------

Stockholders' Equity:
  Common stock, $.001 par value, 50,000,000 shares
     authorized, 4,859,044 shares issued and outstanding                  4,859
  Capital in excess of par value                                     27,333,779
  Retained deficit                                                  (19,775,223)
  Accumulated other comprehensive income                                 67,139
  Stock subscription receivable                                         (10,768)
                                                                   ------------
     Total Stockholders' Equity                                       8,619,786
                                                                   ------------
     Total Liabilities and Stockholders' Equity                    $ 10,299,841
                                                                   ============

                          Q COMM INTERNATIONAL, INC. AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                        For the Three Months             For the Years
                                          Ended December 31,            Ended December 31,
                                    ---------------------------   ---------------------------
                                        2004           2003           2004           2003
                                    ------------   ------------   ------------   ------------
Revenues                            $ 12,464,617   $  7,240,986   $ 40,801,841   $ 25,686,377

Cost of Goods Sold                     9,461,758      5,566,084     30,218,818     19,313,019
                                    ------------   ------------   ------------   ------------
Gross Profit                           3,002,859      1,674,902     10,583,023      6,373,358
                                    ------------   ------------   ------------   ------------
Operating Expenses:
 Commissions and fees                  2,681,564      1,515,711      9,158,905      5,777,723
 Selling expenses                        229,868         99,802        757,588        432,075
 General and administrative expenses   2,174,813        787,254      4,252,494      2,076,111
 Depreciation and amortization           468,440        420,324      1,740,226        962,116
 Impairment of assets                    653,303           --          653,303           --
 Litigation settlements                     --          211,513           --          211,513
 Non-cash compensation                      --          (58,331)          --            6,667
                                    ------------   ------------   ------------   ------------
    Total Operating Expenses           6,207,988      2,976,273     16,562,516      9,466,205
                                    ------------   ------------   ------------   ------------
Loss from Operations                  (3,205,129)    (1,301,371)    (5,979,493)    (3,092,847)
                                    ------------   ------------   ------------   ------------

Other Income (Expense):
 Interest income                           4,764         31,447         32,092         51,984
 Interest and other expense              (72,439)      (966,088)      (422,382)    (2,642,864)
 Loss on disposal of assets             (129,974)       (10,591)      (153,020)       (10,591)
                                    ------------   ------------   ------------   ------------
    Total Other Income (Expense)        (197,649)      (945,232)      (543,310)    (2,601,471)
                                    ------------   ------------   ------------   ------------
Loss before Income Taxes              (3,402,778)    (2,246,603)    (6,522,803)    (5,694,318)

Income Tax Expense                        25,000           --           25,000           --
                                    ------------   ------------   ------------   ------------


Net Loss                            $ (3,427,778)  $ (2,246,603)  $ (6,547,803)  $ (5,694,318)
                                    ============   ============   ============   ============

Basic Loss per Share                $       (.72)  $       (.56)  $      (1.51)  $      (2.12)
                                    ============   ============   ============   ============
Basic Weighted Average Common
 Shares Outstanding                    4,762,377      3,995,250      4,345,016      2,691,118
                                    ============   ============   ============   ============
Other Comprehensive Income (Loss):
 Net loss                           $ (3,427,778)  $ (2,246,603)  $ (6,547,803)  $ (5,694,318)
 Foreign currency translation
  adjustment                             67,139           --           67,139           --
                                    ------------   ------------   ------------   ------------
Other Comprehensive Loss            $ (3,360,639)  $ (2,246,603)  $ (6,480,664)  $ (5,694,318)
                                    ============   ============   ============   ============

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARIES
                                OPERATING METRICS


                                                For the year      For the year
                                                December 31,      December 31,
Broker Model                                    ------------      ------------
------------
  Terminals activated                              1,807             1,030
  Terminals canceled                                (824)             (405)
                                                 ----------        ----------
  Net terminals activated                            983               625
  Terminals acquired                                 200(3)              -
  Total activated terminals                        2,325             1,142
  Average activated terminals                      1,734               830

  Average monthly net revenue per terminal       $    68(1)        $    58(1)
  Average monthly net revenue per terminal for
    terminals activated more than 60 days        $    79(1)        $    68(1)

Service Bureau Model
--------------------
  Terminals shipped                                  503             1,009
  Terminals canceled                                   -                 -
  Net terminals placed                               503             1,009
  Terminals acquired                                (200)(3)             -
  Total terminals in service                       1,312             1,009
  Activated terminals                                712               409

  Average monthly net revenue per terminal       $    14(2)         $    7(2)
  Average monthly net revenue per terminal for
    terminals in service more than 60 days       $    14(2)         $    7(2)


(1) Includes gross revenues less cost of goods sold and commissions paid to brokers and retailers.
(2) Excludes one-time revenues from terminal sales, installation fees and license fees.
(3) In July 2004, we acquired our service bureau customer, Point de Vente.